Integra LifeSciences Announces Definitive Agreement to Acquire ACell, Inc.

Adds proprietary technology platform and complementary products to grow Integra’s regenerative portfolio

PRINCETON, New Jersey, December 16, 2020 -- Integra LifeSciences Holdings Corporation (NASDAQ:IART) a leading global medical technology company, today announced it has entered into a definitive agreement to acquire ACell, Inc. (“ACell”) for an upfront cash payment of $300 million at closing, subject to customary purchase price adjustments, and cash payments of up to an additional $100 million upon the achievement of certain revenue growth milestones. ACell is an innovative regenerative medicine company with a product portfolio based on a proprietary porcine urinary bladder matrix platform technology, MatriStem UBM™. The transaction is expected to close in the first quarter of 2021, subject to the satisfaction of customary conditions, including regulatory approvals.

The acquisition of ACell is the next step in the expansion of Integra’s Orthopedics and Tissue Technologies (OTT) segment. Following the completion of the previously announced sale of Integra’s orthopedics business, which is expected to occur in early January, OTT will be referred to as the “Tissue Technologies” segment.

“ACell expands our regenerative capabilities and is complementary to Integra's existing tissue technologies portfolio,” said Peter Arduini, president and CEO, Integra LifeSciences. “The porcine UBM technology is a strong strategic fit with our human amniotic tissue and bovine-derived engineered collagen and acellular dermal matrices. The acquisition also supports our long-term growth and profitability strategy with a financial profile similar to Integra’s tissue products.”

ACell’s MatriStem UBM technology is designed to enhance the body’s ability to restore natural tissue and minimize scarring. It allows for a wide range of characteristics to be incorporated into devices for specific challenges in wound repair, ranging from strong suturable sheet materials designed for abdominal wall surgery to fine granular materials that conform to complex wound surfaces. Products include MicroMatrix®, a particulate formulation, as well as Cytal® Wound Matrix and Gentrix® Surgical Matrix, both sheet formulations for the management of acute and chronic wounds and reinforcement of soft tissue in certain surgical applications.

In 2019, ACell generated revenues of $100.8 million, representing 13.0% growth over 2018. Integra expects the financial effects of this transaction to be accretive to revenue growth and adjusted gross margins.  The impact to adjusted EBITDA margin and adjusted EPS is expected to be neutral in year one and accretive in year two. The transaction is expected to exceed the Company’s cost of capital by year three.

Integra will host a conference call on Wednesday, December 16, 2020 at 9:00am ET to provide more information regarding the acquisition. The live call is accessible by dialing (800) 263-0877 and using the passcode 7837917. A simultaneous webcast of the call will be available on the Company’s website at www.integralife.com.

A webcast replay of the call can be accessed through the Investor Relations homepage on Integra’s website. A replay of the call will be available until December 26, 2020 by dialing (719) 457-0820 and using passcode 7837917.

Sullivan & Cromwell LLP is acting as legal advisor to Integra.

Cooley LLP is serving as legal advisor and Guggenheim Partners is serving as financial advisor to ACell.

About Integra LifeSciences
Integra LifeSciences is a global leader in regenerative technologies, neurosurgical and extremity orthopedic solutions dedicated to limiting uncertainty for clinicians, so they can focus on providing the best patient care. Integra offers a comprehensive portfolio of high quality, leadership brands that include AmnioExcel®, Bactiseal®, Cadence®, Certas®, Codman®, CUSA®, DuraGen®, DuraSeal®, ICP Express®, Integra®, MediHoney®, MicroFrance®, PriMatrix®, Salto Talaris®, SurgiMend®, TCC-EZ®, Titan™ and VersaTru®.  For the latest news and information about Integra and its products, please visit www.integralife.com.

This news release contains forward-looking statements, including statements about the Transaction and our current and future performance within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, and reflect the Company's judgment as of the date of this release.  Forward-looking statements include, but are not limited to, those that include words such as “estimate,” “will,” “plan,” “should,” “expect,” “continue,” and “forecast”. Forward-looking statements also include, but are not limited to, statements concerning future financial performance, including projections for revenues. It is important to note that the Company’s goals and expectations are not predictions of actual performance. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to, risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, and information contained in subsequent filings with the Securities and Exchange Commission.

These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Discussion of Adjusted Financial Measures
The Company believes that the presentation of organic revenues and the other non-GAAP measures, provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this news release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

Investor Relations Contact
Michael Beaulieu
Director, Investor Relations
(609) 529-4812
michael.beaulieu@integralife.com

Media Contact:
Laurene Isip
Senior Director, Global Corporate Communications
(609) 750-7984
laurene.isip@integralife.com